Exhibit 10.2

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (“Agreement”) is entered into this 6th day of January, 2006, between Flagstone Reinsurance Limited, a Bermuda exempted company (“Company”) and Pacific Investment Management Company LLC, a Delaware limited liability company (“Manager”), with reference to the following facts:

WHEREAS, the Company has an investment portfolio consisting of certain securities which, together with all additions, substitutions and changes, is referred to in this Agreement as the “Account;” and

WHEREAS, the Company desires to retain the Manager as its investment counsel and to grant to the Manager the authority to manage the Account and the Manager is agreeable to managing the Account, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, it is agreed as follows:

1.                                       Retention as Manager

The Company hereby retains the Manager to provide investment management services with respect to the Account’s assets described in Exhibit “A” attached hereto and those other assets which may from time to time be transferred to the Manager’s control upon the terms and conditions set forth herein, and the Manager hereby accepts the retention and agrees to provide such investment management services. So long as the source of the underlying assets remains that of the Company, Exhibit A may be amended by the parties to add one or more accounts under the terms of this Agreement (collectively, the “Accounts”).

2.                                       Assets Transferred to the Accounts

The Company will determine what assets will be transferred to or from the Accounts from time to time. The Company shall notify the Manager, in writing, of its determinations in this regard.

3.                                       Management of Assets

The Manager shall manage all assets held in the Accounts. For this purpose, and subject only to the specific limitations made part of this Agreement from time to time, the Manager shall have full investment authority and discretion and may purchase, sell, generally deal in or exchange assets (including securities, shares of open-end investment companies and other property relating to the Accounts) for the Accounts as it shall determine; however, the Manager shall not act as custodian of the assets held in the Accounts.

Section I:

☒                                  Yes, futures and options authority has been granted in accordance with Appendix A, and Appendix A is hereby incorporated into this Agreement (defined terms used therein shall have their respective meanings set forth herein).

or

☐                                    No, futures and options authority has not been granted.

Section II:

☐                                    Yes, In-Kind Securities will be transferred into the Account in accordance with Appendix B, and Appendix B is hereby incorporated into this Agreement (defined terms used therein shall have their respective meanings set forth herein).

or

☒                                  No, the Accounts will be funded solely with cash.

The Manager further shall have authority to instruct the custodian to:  (i) pay cash for securities and other property delivered the custodian for the Accounts, (ii) deliver securities and other property against payment for such Accounts, and (iii) transfer assets and funds to such brokerage accounts as the Manager may designate for collateral or margin purposes. The Manager shall not have the authority to cause the Company to deliver securities and other property, or pay cash to the Manager other than payment of the management fee provided for in this Agreement.

The Company agrees that Manager shall be solely responsible for voting all proxies related to assets in the Accounts. The Manager shall maintain a record of how the Manager voted and such record shall be available to the Company upon its request. It is further understood that Manager need not and is not required to accept any direction concerning the voting of proxies from the Company. The right of Manager to vote proxies shall continue until the earlier of the termination of the Agreement or such time as the Company specifically revokes Manager’s authority to vote proxies and specifically reserves such right to the Company or to another.

4.                                       Investment Guidelines

The Company shall supply the Manager with such information as the Manager shall reasonably require concerning the Accounts’ tax position, liquidity requirements and other information useful in developing investment objectives. The investment guidelines agreed to by Manager and the Company as of the date of this Agreement are set forth on Exhibit “B” hereto. Manager is authorized on behalf of the Accounts to enter into agreements and execute any documents required to make investments pursuant to the investment guidelines attached as Exhibit B hereto, as such exhibit may be amended from time to time. The Company has reviewed the investment guidelines and restrictions to ensure that they comply with its legal restrictions and internal organizational documents, and agrees to update the guidelines as necessary.

The guidelines may be changed by the written agreement of the parties. The Manager shall be entitled to rely upon oral and written clarifications, supplements and modifications to the investment guidelines from the Company. Reasonable interpretations of the Investment Guidelines made in good faith by the Manager shall be binding upon the parties. The Manager shall use its best efforts in managing the Accounts to attain such objectives. The Company understands and agrees that the Manager does not guarantee or represent that any investment objectives will be achieved.

5.                                       Title and use of Custodian Bank

Title to all investments shall be held in the name of the Company, provided that for convenience in buying, selling and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Account’s custodian bank, or its nominee, which bank shall be selected by the Company. Neither the Manager nor any parent, subsidiary or related firm shall take custody or possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Accounts’ investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Accounts’ custodian bank. The Manager shall not be liable for any act or omission of such custodian bank.

The Company shall instruct the Accounts’ custodian bank to (a) periodically advise the Manager as to the amount of cash or cash equivalents available for investment in the Accounts; (b) carry out all investment transactions as may be directed, in writing, by the Manager; and (c) confirm all completed transactions, in writing, to the Manager.

The custodian bank shall collect the interest and dividends on the Accounts’ investments in its custody and the Manager shall have no responsibility in this regard.

6.                                       Use of Securities Broker

Neither the Manager nor any parent, subsidiary or affiliated firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Accounts, provided that, subject to applicable legal and regulatory restrictions, this limitation shall not prevent the Manager from utilizing the services of a securities broker which is a parent or subsidiary provided such broker provides best execution. Unless otherwise directed by the Company in writing, the Manager may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

The Manager shall not be liable for any act or omission of any securities brokerage firm or firms designated by the Company or chosen with reasonable care.

The Manager shall maintain a log of all transactions placed through all securities brokerage firms, including the name of the firm, a description of each transaction (including the amount and the securities involved), the date of each transaction, and the amount of fees or commissions paid.

7.                                       Access to Records and Documents

All records and documents relating to the Accounts’ investments directed by the Manager shall be made available for inspection or audit by the Company or by a qualified public accountant acting on its behalf, at the Manager’s business offices at any time during normal business hours upon reasonable prior notice.

8.                                       Reports by Manager

The Manager shall make such written quarterly and annual reports concerning its investment management activities as may be requested by the Company. The Company will rely on the Custodian or a third party service provider for valuation, tax and accounting services. The Manager provides valuation information for information purposes only.

9.                                       Attendance at Meetings

A representative of the Manager shall personally meet with the Company’s representatives to explain the investment management activities, and any reports related thereto, as may reasonably be requested by the Company.

10.                                 Aggregation of Orders

Provided the investment objectives of the Accounts are adhered to, the Company agrees that the Manager may aggregate sales and purchase orders of securities, commodities and other investments held in the Accounts with similar orders being made simultaneously for other accounts managed by the Manager or with accounts of the affiliates of Manager, if in the Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Accounts taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Company acknowledges that the determination of such economic benefit to the Accounts by the Manager represents the Manager’s evaluation that the Accounts are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

11.                                 Unrelated Transactions

The Manager shall devote such part of its time as is reasonably needed for the services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Manager from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Manager or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any securities for its own or their own accounts. The Company acknowledges that the Manager and its officers, affiliates and employees, and the Manager’s other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Accounts. As permitted by law, the Manager shall have no obligation to acquire for the Accounts a position in any investment which the Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Manager, it is not feasible or desirable to acquire a position in such investment for the Accounts.

12.                                 Fees

For the services specified in this Agreement, the Company agrees to pay fees as set forth in Exhibit “C” hereto and made a part hereof, for each calendar quarter during the term hereof commencing on January      2006, and continuing thereafter for each such calendar quarter based on a statement for such fees submitted to the Company, and the Company agrees to remit payment promptly.

13.                                 Assignment

In accordance with Sections 205(a)(2) and 205(a)(3) of the Investment Advisers Act of 1940, no assignment of this Agreement shall be made by the Manager without the consent of the Company.

The Manager may delegate investment management and other responsibilities to its affiliates, including PIMCO Europe Ltd, PIMCO Japan Ltd, PIMCO Australia Pty Ltd, Dresdnerbank Investment Management Kapitalanlagegesellschaft GmbH, and PIMCO Asia Pte Ltd. Additionally, the Manager will have the ability to delegate back office services to State Street Investment Manager Solutions, LLC. In all such cases, the Manager will be responsible as if the Manager provided the services directly. Information may be shared between such companies as necessary to accomplish the purposes of this agreement. No additional fees shall be imposed for such services except as otherwise agreed.

14.                                 Notices

Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

If to the Company:	Flagstone Reinsurance Limited Crawford House 23 Church Street Hamilton HM 11 Bermuda Fax: 441-296- 9879 Attention: Todd White

If to the Manager:	Pacific Investment Management Company LLC 840 Newport Center Drive Newport Beach, CA 92660 Fax: 949-720-1376 Attention: Chief Legal Officer cc: Scott Millimet

15.                                 Term

This Agreement shall be effective as of the date hereof, and shall continue on a month-to-month basis thereafter until terminated. Either party may terminate this Agreement at the end of a particular month by giving thirty (30) days’ advance notice to the other party. Notwithstanding the foregoing, the Company may terminate the authority of the Manager to manage the Accounts at any time, such termination to be effective as of the effective date of notice thereof to the Manager, but the Manager shall be entitled to the fees payable hereunder for the time it takes to complete then-open transactions, but in any event no more than thirty (30) days.

16.                                 Liability

The Manager shall not be liable to the Company for the acts or omissions of any other fiduciary or other person respecting the Accounts or for anything done or omitted by the Manager under the terms of this Agreement if the Manager shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law. Without limiting the generality of the foregoing, the Manager will not be liable for any indirect, special, incidental or consequential damages.

The Manager is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Company by any one or more of those persons designated as representatives of the Company whose names, titles and specimen signatures appear in Exhibit “D” attached hereto. The Company may amend such Exhibit D from time to time by written notice to the Manager. The Manager shall continue to rely upon these instructions until notified by the Company to the contrary.

The Manager shall not be deemed to have breached this agreement or the investment guidelines in connection with fluctuations arising from market movements and other events outside the control of the Manager.

17.                                 Confidential Information

The Manager shall maintain the strictest confidence regarding the business affairs of the Accounts. Written reports furnished by the Manager to the Company shall be treated by the Company and the Manager as confidential and for the exclusive use and benefit of the Company except as disclosure may be required by applicable law.

18.                                 Representations and Agreements of the Company

The Company represents to the Manager that the Company has all necessary power and authority to execute, deliver and perform this Agreement and all transactions contemplated hereby, and such execution, delivery and performance will not violate any applicable law, rule, regulation, governing document (e.g., Certificate of Incorporation or Bylaws), contract or other material agreement binding upon the Company. If Appendix A and/or Appendix B are applicable, the Company makes the acknowledgments, representations and warranties as are set forth therein.

19.                                 Delivery of Part II of Form ADV

Concurrently with the execution of this Agreement, the Manager is delivering to the Company a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Company acknowledges receipt of such copy.

20.                                 Special Termination Rights

Notwithstanding anything in Section 15 to the contrary, the Company may terminate this Agreement without penalty within five (5) business days of its execution of this Agreement by giving written notice to such effect to the Manager within such five (5) business day period.

21.                                 Miscellaneous

The Company agrees that it shall promptly notify the Manager (i) of any changes regarding the information about itself in this Agreement, or (ii) if any of the Company’s representations or warranties in Section 18 hereof are no longer true or completely accurate.

This Agreement may be amended at any time but only by the mutual agreement of the parties, in writing.

This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

This Agreement constitutes the entire agreement between the parties and supersedes in their entirety all prior agreements between the parties relating to the subject matter hereof.

This Agreement may be executed in counterparts, each of which shall be considered to be an original.

EXECUTED on the date first above written.

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ WENDY W. CUPPS
Name:	Wendy W. Cupps
Title:	Managing Director

FLAGSTONE REINSURANCE LIMITED

By:	/s/ MARK BYRNE
Name:	Mark Byrne
Title:	Chairman

APPENDIX A

CONFIRMATION OF AUTHORITY

Flagstone Reinsurance Limited (“Company”) gives Pacific Investment Management Company LLC (the “Manager”) (including its affiliates for purposes of this Confirmation of Authority) authority to negotiate, execute, buy and sell the instruments and conduct the transactions included in the Company’s Investment Guidelines agreed by Company and Manager, (collectively “Transactions”) for the Capital Funds Portfolio (Manager’s Account #2629).

The undersigned represents that he or she is authorized to act for the Company in entering into this Confirmation of Authority and in giving authority to Manager to act in connection with the matters discussed herein. The undersigned also represents that the Company is, and the Manager is authorized to (1) enter into agreements effecting the Transactions (including electronic trading agreements, give-up agreements, and related agreements) (2) acknowledge receipt of brokers’ risk disclosure statements, electronic trading disclosure statements, and similar disclosures, (3) direct the deposit of margin incidental to Transactions, including the transfer of money, securities or other property, and (4) deliver or accept delivery of commodities underlying Transactions in accordance with Transactions terms, and (5) otherwise perform on Company’s behalf all of the obligations contemplated under the Transactions.

The Manager may enter into Transactions in the same manner and with the same effect as the Company could do. Brokers, dealers or banks are hereby authorized to follow the instructions of the Manager concerning these Transactions, and Company understands that a copy of this Confirmation of Authority may be provided to brokers, dealers or banks with whom Transactions are executed on Company’s behalf and such brokers, dealers or banks may rely conclusively upon this Confirmation of Authority and any instruction, representation or other document furnished to such broker, dealer or bank, or action taken, by Manager in connection with the Transactions, as though the same had been given or made by Company.

Company hereby expressly acknowledges and agrees that it has received, read and understood (i) the “Risk Disclosure Statement for Futures and Options,” and (ii) the Electronic Trading and Order Routing Systems Disclosure Statement.

The Company acknowledges receipt of Manager’s Disclosure Document dated June 1, 2005, on file with the U.S. Commodity Futures Trading Commission. This authorization covers Transactions in the United States, United Kingdom, Japan, Australia, and other countries the Manager believes appropriate. This authorization will remain in full force and effect until terminated in writing, will inure to the benefit of the Manager, brokers, dealers, or banks and their successors, and will bind the Company, its successors and assigns.

Executed this 6th day of January, 2006.

Agreed by Company by Flagstone Reinsurance Limited

Signature:	/s/ MARK BYRNE	Signature:	/s/ TODD WHITE
Name:	Mark Byrne	Name:	Todd White
	Director		Secretary

Agreed: Pacific Investment Management Company LLC

Signature:	/s/ WENDY W. CUPPS
Title:	Managing Director

APPENDIX B

Not applicable.

EXHIBIT A

ACCOUNT ASSETS

Flagstone Reinsurance Limited

January 6, 2006

Account Name	Funding Amount	Guidelines	Fee Schedule	Manager’s Account #

Policyholders Funds Portfolio	$264 million	Exhibit B-1	Exhibit C-1	2628

Capital Funds Portfolio	$211 million	Exhibit B-2	Exhibit C-2	2629

EXHIBIT B-1

INVESTMENT GUIDELINES AND GLOSSARY

FLAGSTONE REINSURANCE LIMITED
POLICYHOLDERS FUNDS PORTFOLIO
(Manager’s Account #2628)

January 6, 2006

The Manager will have full discretion within the guidelines to invest in fixed income and related securities. Unless otherwise stated below, the following guidelines will be applied at the time of purchase.

Performance Benchmarks
a. Passive Indices	Lehman U.S. Aggregate Index adjusted monthly for a duration of 2.50 years through a barbell of Lehman U.S. Aggregate and one week Libor
b. Manager Universe	Second quartile minimum
c. Measurement Period	3 - 5 years minimum

Portfolio Duration Range	1.75 - 3.25 years

Maximum Legal Maturity per Investment	35 years

CREDIT QUALITY MINIMUMS

The Manager will apply quality ratings using middle of Moody’s, S&P and Fitch. If an issue is not rated by one of these rating agencies, then the Manager will determine a rating.

Minimum Average Portfolio Quality:	AA- Rating
Minimum Issue Quality:	Baa3; max 5% below A-
Minimum Commercial Paper Quality:	A2/P2

Should an issue be downgraded below these minimums, the Manager will determine the appropriate action (sell or hold) based on the perceived risk and expected return.

Portfolio is managed to the above parameters on an ongoing basis, unless specifically referring to a parameter pertaining “at purchase.”

Credit quality and concentration issues apply at purchase.

TRANSACTION TYPES

Purchases and sales may be transacted for regular or deferred/forward settlement. Hedging and spread strategies may include the use of short sales. Reverse repurchase agreements (taxable clients only) and securities lending are permitted.

Transactions Types Explicitly Prohibited:	None

ASSET TYPES AND INVESTMENT VEHICLES

The Manager will have discretion to invest in a broad array of public and private asset classes and investment vehicles including but not limited to:

•                         Money Market Instruments

•                         U.S. Treasury and Agency Notes and Bonds

•                         Municipal Bonds

•                         Corporate Securities

•                         Bank Loans

•                         Yankee and Euro Bonds

•                         Mortgage-Backed Securities (including CMOs and REMICs)

•                         Asset-Backed Securities

•                         Preferred Stock

•                         Convertible Securities

•                         Private Placements (Including 144As)

•                         Non-Leveraged Structured Notes

•                         Interest Rate Swaps

Asset Types/Vehicles Explicitly Prohibited:

•                         Non-U.S. Dollar-denominated Securities

•                         Mortgage Derivatives

•                         Futures

•                         Options, Caps and Floors

•                         Credit Default Swaps (Buy Protection and Sell Protection)

CONCENTRATION LIMITS

The Manager will limit the concentrations within the portfolio to the following:

Issue:	5%
Issuer:	5%
Below A-:	5%
Below BBB:	0%
Non-U.S. Dollar Denominated:	0%
Private Placements (excluding securities
eligible for resale under Rule 144a:)	10%
Convertible Securities:	5%
Net Foreign Currency Exposure:	0%

Issue and issuer limits exclude sovereign debt of OECD governments and U.S. agencies. Manager generally uses the World Bank’s definition for emerging markets, which is based on a GNP per capita calculation. Subsidiary and parent companies are considered separate corporate issuers. Specific mortgage pools and trusts are considered separate issuers, and each tranche within a CMO is considered a separate issue. The non-U.S. dollar-denominated limit excludes money market securities and money market futures.

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EXHIBIT B-2

INVESTMENT GUIDELINES AND GLOSSARY

FLAGSTONE REINSURANCE LIMITED
CAPITAL FUNDS PORTFOLIO
(Manager’s Account #2629)

January 6, 2006

The Manager will have full discretion within the guidelines to invest in fixed income and related securities. Unless otherwise stated below, the following guidelines will be applied at the time of purchase.

Performance Benchmarks

a. Passive Indices	Lehman U.S. Aggregate Index adjusted monthly for a duration of 2.50 years through a barbell of Lehman U.S. Aggregate and one week Libor
b. Manager Universe	Second quartile minimum
c. Measurement Period	3 - 5 years minimum

Portfolio Duration Range	1.75 - 3.25 years

CREDIT QUALITY MINIMUMS

The Manager will apply quality ratings using the higher of Moody’s, S&P or Fitch. If an issue is not rated by one of these rating agencies, then the Manager will determine a rating.

Minimum Average Portfolio Quality:	AA- Rating
Minimum Issue Quality:	Baa3 Rating; max 5%
Minimum Commercial Paper Quality:	A2/P2

Portfolio is managed to the above parameters on an ongoing basis, unless specifically referring to a parameter pertaining “at purchase.”

Portfolio is managed to the above parameters on an ongoing basis, unless specifically referring to a parameter pertaining “at purchase.”

Credit and Concentration issues apply at purchase.

Should an issue be downgraded below these minimums, the Manager will determine the appropriate action (sell or hold) based on the perceived risk and expected return.

TRANSACTION TYPES

Purchases and sales may be transacted for regular or deferred/forward settlement. Hedging and spread strategies may include the use of short sales. Reverse repurchase agreements (taxable clients only) and securities lending are permitted.

Transactions Types Explicitly Prohibited:	None

ASSET TYPES AND INVESTMENT VEHICLES

The Manager will have discretion to invest in a broad array of public and private asset classes and investment vehicles including but not limited to:

•                         Money Market Instruments

•                         U.S. Treasury and Agency Notes and Bonds

•                         Municipal Bonds

•                         Corporate Securities

•                         Event-Linked Bonds

•                         Bank Loans

•                         Yankee and Euro Bonds

•                         Mortgage-Backed Securities (including CMOs and REMICs)

•                         Mortgage Derivatives

•                         Asset-Backed Securities

•                         Preferred Stock

•                         Convertible Securities

•                         Non-U.S. Dollar-denominated Securities  (Minimum 99% hedged at the portfolio and at the security levels)

•                         Private Placements (Including 144As)

•                         Non-Leveraged Structured Notes

•                         Futures

•                         Options, Caps and Floors

•                         Interest Rate Swaps

Asset Types/Vehicles Explicitly Prohibited:	Credit Default Swaps
(Buy Protection and Sell Protection)

CONCENTRATION LIMITS

The Manager will limit the concentrations within the portfolio to the following:

Issue:	5%
Issuer:	5%
Below A-	5%
Below Baa3	0%
Non-U.S. Dollar Denominated:	30%
Private Placements (excluding securities eligible for resale under Rule 144a):	10%
Convertible Securities:	5%
Net Foreign Currency Exposure:	0%

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Issue and issuer limits exclude sovereign debt of OECD governments and U.S. agencies. Manager generally uses the World Bank’s definition for emerging markets, which is based on a GNP per capita calculation. Subsidiary and parent companies are considered separate corporate issuers. Specific mortgage pools and trusts are considered separate issuers, and each tranche within a CMO is considered a separate issue. The non-U.S. dollar-denominated limit excludes money market securities and money market futures. Foreign currency positions may be held without owning securities denominated in such currencies, and cross hedging is permitted.

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GLOSSARY

ASSET TYPES AND INVESTMENT VEHICLES

1.               Cash Equivalents: Investment grade securities with a duration less than or equal to 1 year.

2.               Money Market Instruments:  Securities maturing in one year or less at the time of issuance. These assets include, but are not limited to, the following:  Treasury bills, U.S. government and agency securities, commercial paper (including 4(2) CP programs), time deposits, bankers acceptances, certificates of deposits, repurchase agreements, reverse repurchase agreements, bank STIF accounts and U.S. Money Market Mutual Funds. The above-mentioned security types may be either U.S. or Eurodollar issues.

3.               U.S. Treasury and Agency Notes and Bonds:  Issues of the United States government and its agencies.

4.               Municipal Bonds:  Debt obligations of a state or local government

5.               Corporate Securities:  Securities issued by domestic or foreign corporations.

6.               Private Placements:  Unregistered securities including, but not limited to, 144As, 4(2) Commercial Paper, and Bank Loans. True private placements refer to fixed income investments that are “placed” by a broker but are not formally underwritten. Unlike true privates, 144A securities are underwritten by brokers who may commit capital to trade them and many are issued with registration rights, also known as “to-be-issued” securities.

7.               Event-Linked Bonds:  These securities allow insurance companies to sell the risk of insured damage from natural disasters to investors through financial markets. Investors, on the other hand, receive an attractive rate of interest and ultimately the return of principal for assuming the risk that a low probability “trigger” event, such as a hurricane, earthquake or other physical or weather related phenomenon, will not occur.

8.               Bank Loans:  Loans sold by banks or other lending syndicates. Bank loans are typically comprised of loans to corporations and tend to be the most senior debt in the corporate debt structure.

9.               Yankee/Euro Bonds:  Yankee bonds are U.S. dollar-denominated securities issued by non-U.S. issuers or foreign subsidiaries of U.S. issuers and are predominantly traded in U.S. markets. Eurobonds are traded in the global marketplace. Issuers of Eurobonds may be domiciled in or outside of the U.S. Global bonds are a hybrid of Yankee and Eurodollar bonds. Like Yankee bonds, Global bonds are US dollar denominated and issued by non-US issuers or foreign subsidiaries of U.S. issuers, though they are issued and traded in both the U.S. (Yankee) and Euro markets simultaneously.

10.         Mortgage-backed Securities:  Securities whose source of repayment is a mortgage or pool of mortgages, or whose repayments are collateralized by a mortgage or pool of mortgages. Mortgage-backed securities include, but are not limited to, agency and non-agency pass-throughs and collateralized mortgage obligations (CMOs and REMICs).

11.         Mortgage Derivatives:  Includes Interest Only strips (IOs), Principal Only strips (POs), inverse IOs, inverse floating rate notes, CMO residuals and support bonds.

12.         Asset-backed Securities (ABS):  ABS are securities collateralized by assets other than mortgages. The most common types of ABS are collateralized by credit card receivables, home equity loans, manufactured homes and automobile loans and are typically structured as pass throughs or as structures with multiple bond classes, like a CMO. Credit enhancement can take the form of over collateralization, a letter of credit, a third party guaranty, or a senior/subordinated structure.

13.         Preferred Stock:  Fixed-rate and variable-rate stock that has preference over common stock concerning dividends and liquidation of the issuer. Included in this category are trust preferred securities, which are hybrid securities considered equity for regulatory purposes but considered debt for tax purposes. These securities have structural characteristics similar to preferred stock except that they are issued through a trust set up by a financial institution and generally have a fixed maturity of up to 30 years. Trust preferred securities are typically backed by the issuing financial institution, and they often rank higher than other preferred securities in a liquidation scenario.

14.         Convertible Securities:  All securities convertible into equity.

15.         Non-U.S. Dollar Denominated Securities:  Securities denominated in a currency other than U.S. dollars. These securities must conform to the quality, concentration and other characteristics set forth by the guidelines.

16.         Emerging Market Securities:  PIMCO generally uses the World Bank definition, which is based on a GNP per capita ratio, to define emerging market countries. Emerging market debt covers a broad variety of securities including Brady bonds (typically denominated in U.S. dollars) and debt denominated in local currency.

17.         Un-levered Structured Notes:  Instruments with coupons based on an index (e.g., prime rate, 3 month T-bill, long bond) or some formulaic calculation based on an index. These instruments will not be based on a formula that magnifies or levers the underlying interest rate.

18.         Futures and Forwards:  Futures and forward contracts are agreements to buy or sell a specific amount of a financial instrument for a specific price or yield on a stipulated future or forward date. Unlike forward contracts, futures are traded on exchanges, which are regulated by the CFTC. Manager may use futures and forwards whose underlying instrument is a security or index of an asset type permitted in the guidelines. Manager may also use currency forwards and futures to hedge non-U.S. currency exposure.

19.         Options, Caps and Floors:  An Option gives the purchaser the right to buy or the seller the obligation to deliver a specified amount of a financial instrument for a specific price or yield on or before a specific date in the future. Under an interest rate cap, in exchange for a premium, one counter-party agrees to make payments to the other should interest rates exceed a specified “cap.”  Under an interest rate floor, in exchange for a premium, one counter-party agrees to make payments to the other should interest rates fall below a specified “floor.”  Options can be traded on exchanges as in the case of options on futures, or over-the-counter (OTC), through customized arrangements with a broker counter-party.

20.         Swaps:  Swaps are over-the-counter contracts that allow two counter-parties to exchange liabilities and include, but are not limited to, interest rate swaps, total return swaps and swaptions. An interest rate swap allows two counter-parties to exchange their fixed and variable rate liabilities. A total return swap allows for the exchange of the rate of return on an index, such as the Lehman Brothers

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Aggregate Index, for a variable interest rate. A swaption gives the purchaser the right to enter into a specified amount of a swap contract on or before a specified future date. Manager may use these instruments so long as the underlying instrument is a security or index of an asset type permitted in the guidelines.

21.         Credit Default Swaps:  Credit default swaps are a mechanism to either purchase or sell default insurance. As a purchaser of a credit default swap, the Manager pays a premium to enter into an arrangement that protects a portfolio holding in the event of a default. As a seller of a credit default swap, the Manager collects a premium for underwriting default insurance. Consequently, credit default swaps may be used to obtain credit default protection or enhance portfolio income.

22.         PIMCO Pooled Funds:  As a means of obtaining sector exposure in a diversified, cost effective manner, Manager may use the PIMCO Funds Private Account Portfolio Series of mutual funds, including, but not limited to, the U.S. Government Sector Portfolio, the Mortgage Portfolio, the Investment Grade Corporate Portfolio, the International Portfolio, the High Yield Portfolio, the Emerging Markets Portfolio, and other funds as they are developed. The client must complete appropriate documentation before these funds will be used.

TRANSACTION TYPES

1.               Settlements:  Purchases and sales may be transacted for regular (standard settlement for cash/spot securities) or deferred/forward settlement.

2.               Spread Strategies:  Strategies may be used to gain exposure to expected changes in the yield difference, or spread, between two positions. These positions may represent securities, positions on the yield curve, country interest rates, or any number of other alternatives. Such strategies may be implemented using a variety of instruments including cash securities, short sales, futures, or other derivatives.

3.               Short Sales:  Short sales involve having a negative exposure to an asset class, security, or market. PIMCO does not use short sales in the traditional sense. PIMCO generally uses short sales as a part of spread trades, hedging transactions, or income-enhancing strategies.

4.               Reverse Repurchase Agreements:  The sale of securities held by the portfolio subject to the agreement to repurchase the securities at an agreed-upon date or upon demand and at a price reflecting a market rate of interest.

5.               Currency Hedging Activities:  Foreign currency exposure will be based on the absolute value of all positions (long and short) versus the U.S. dollar. For instance, a long 2% position in the Euro combined with a 2% short position in the Yen would constitute a 4% currency exposure. Both long and short foreign currency positions may be held without owning securities denominated in such currencies. Currency hedging requirements will be met either though partially hedged settled bond exposure or through unsettled bond positions coupled with a long currency position in the same currency

6.               Securities Lending:  For the purposes of achieving income, PIMCO may lend securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized.

3

EXHIBIT C-1

FEE SCHEDULE

FLAGSTONE REINSURANCE LIMITED
POLICYHOLDERS FUNDS PORTFOLIO
(Manager’s Account #2628)

January 6, 2006

Following is the schedule of annual fees for advice and counseling services performed by Manager with respect to the domestic Moderate Duration investment portfolio of the client.

0.165% on the first $250 million
0.15% thereafter

Fees are payable quarterly in arrears and are computed based on the market value of the Company’s investment portfolio as reported on the Manager’s statement computed by averaging the month end market values for each period at the end of the billing period. Market value for the portfolio will be determined by aggregating the market value for each asset in the portfolio using the last sale price on the principal exchange on which the security is listed as reported in the financial press. If such sale price is not readily available, the market price shall be determined in good faith by or at the direction of Manager.

Fees shall be prorated on a daily basis when the investment portfolio is under the supervision of Manager for a portion of any quarter except that in the event services are terminated in the first three months, no proration shall be made for the first three months’ fees.

The investment portfolio is comprised of all funds and assets, including cash, cash accruals, additions, substitutions and alterations which are in the Account.

The Company will pay value added tax, withholding, or similar tax, if any, that may be assessed in connection with payment of the fee, at the same time management fees are payable. If income withholding taxes are payable by the Company in connection with Manager’s fee payments, the Company will pay such additional amount as needed to hold the Manager harmless against the affect of such taxes.

Fees shall be payable in U.S. dollars.

EXHIBIT C-2

FEE SCHEDULE

FLAGSTONE REINSURANCE LIMITED
CAPITAL FUNDS PORTFOLIO
(Manager’s Account #2629)

January 6, 2006

Following is the schedule of annual fees for advice and counseling services performed by Manager with respect to the Capital Funds Portfolio.

The total fee payable to the Manager by the Company during each one-year period for portfolio management services shall include a base fee (the “Base Fee”) for each calendar quarter and an incentive fee (the “Incentive Fee”) for each Measurement Period (as defined below). Base fees are billed and payable quarterly in arrears and Incentive Fees are billed and payable annually in arrears, each based on the average market value (“AMV”) of the Company’s investment portfolio during the relevant billing period (prorated for any contribution or withdrawals). AMV shall be calculated by taking the average of the market values as of the close of business on the last day of each month during the relevant billing period (prorated for any contribution or withdrawals) as reported on the Manager’s monthly statement.

Market value for each asset in the portfolio means the last sale price on the principal exchange on which the security is listed as reported in the financial press. If such market value is not readily available, the market price shall be determined in good faith by or at the direction of Manager. The investment portfolio is comprised of all funds and assets, including cash, cash accruals, additions, substitutions and alterations which are in the Account.

The Base Fee percentage shall be 0.15% annually. The Base Fee shall be calculated quarterly according to the following formula:

0.0375% x AMV

The Incentive Fee shall be calculated and payable for each Measurement Period (as defined below) during which the Agreement is in effect. A “Measurement Period” shall be a twelve (12) month period commencing on the first day of the first month of the period and ending on the last day of the last month of the period. The first Measurement Period shall commence on the first day of the month following the inception of the Account and each subsequent Measurement Period shall commence on the next anniversary of that date. The Incentive Fee payable with respect to each Measurement Period shall be computed as follows:

a)              The benchmark index (“Index”) used to calculate the Incentive Fee shall be the Lehman U.S. Aggregate Index adjusted monthly for a duration of 2.50 years through a barbell of Lehman U.S. Aggregate and one week Libor.

b)             If the percentage return on the Account during the Measurement Period is not greater than the percentage return on the Index plus 15 basis points during that same period, the Incentive Fee for that period shall be zero.

c)              If the percentage return on the Account during the Measurement Period is greater than the percentage return on the Index plus 15 basis points during that same period, the Incentive Fee for that measurement period shall be calculated according to the following formula:

0.15 x [RM - (RI + .15%)] x AMV

d)             For purposes of the foregoing Fee formula:

(i)             RM shall be equal to the percentage return on the Account (before management fees) during the Measurement Period; and

(ii)          RI shall be equal to the percentage return on the Index during the Measurement Period.

Fees shall be prorated on a daily basis when the investment portfolio is under the supervision of Manager for a portion of any quarter. Notwithstanding the foregoing, should the Account be terminated before the first Measurement Period elapses fully, the period from the first day of inception until the date of termination shall be treated as the first Measurement Period.

2

EXHIBIT D

DESIGNATED REPRESENTATIVES

FLAGSTONE REINSURANCE LIMITED

January 6, 2006

Name/Title – Group 1	Signature

Mark Byrne – Chairman	/s/ MARK BYRNE

David Brown – CEO	/s/ DAVID BROWN

Name/Title – Group 2	Signature

Tim Calveley – CFO	/s/ TIM CALVELEY

Todd White – Secretary	/s/ TODD WHITE

Patrick Boisvert – Treasurer	/s/ PATRICK BOISVERT

Jason Deane – Assistant Treasurer	/s/ JASON DEANE

Authorization protocol:

All transfers require two signatures.

Any transfer over $200,000 requires at least one signature from Group 1.

Any transfer over $5,000,000 requires both signatures from Group 1.